POWER OF ATTORNEY

                         For Executing Forms 3, 4 and 5

      Know all by these presents, that the undersigned hereby constitutes and appoints Dean K. Hirata, his true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 and 5 and the timely filing of any such form with the United State Securities and Exchange Commission and any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of August, 2002.


                                                  /s/ Maurice H. Yamasato
                                                  ------------------------------
                                                  Signature

                                                  Maurice H. Yamasato
                                                  ------------------------------
                                                  Print Name

STATE OF HAWAII               )
                              ) ss.
CITY AND COUNTY OF HONOLULU   )

      On this 23rd day of August, 2002, before me personally appeared Maurice H. Yamasato to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.

                                                  ------------------------------
                                                  Notary Public, State of Hawaii

                                        My commission expires: November 26, 2002